UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

HOMOLOGY MEDICINES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38433	47-3468154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Patriots Park Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

(781) 301-7277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FIXX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On February 26, 2021, Homology Medicines, Inc. (the “Company”) received notice from Novartis Institutes for BioMedical Research, Inc. (“Novartis”) that Novartis has elected to terminate the Collaboration and License Agreement by and between the Company and Novartis dated as of November 6, 2017 (as amended, the “Agreement”) with respect to the remaining Ophthalmic Target (as defined in the Agreement) under the Agreement, in accordance with the terms of the Agreement. Accordingly, the Notice served as notice of Novartis’ termination of the Agreement, which will be effective on August 26, 2021 (the “Termination Date”). As a result of the termination of the Agreement, the Company has regained worldwide exclusive rights from Novartis to research, develop, manufacture and commercialize the Company’s proprietary nuclease-free gene editing technology platform for the ophthalmic target.

Under the terms of the Agreement, the Company and Novartis had agreed to collaborate to identify and synthesize nuclease-free gene editing vector candidates that modulate certain ophthalmic gene targets, against which Novartis agreed to develop licensed products. The Company and Novartis had also agreed to collaborate to explore the applicability of the Company’s proprietary technology with respect to other therapeutic targets. In May 2020, Novartis confirmed an ophthalmic target for a therapeutic editing program and on October 30, 2020, the parties amended the Agreement to extend the term of the Exploratory Research Activities until May 6, 2021, and, as of this Notice, have determined to conclude the collaboration. The Company plans to continue to advance the program toward naming a development candidate. The companies believe that results of studies conducted under the collaboration provide early proof-of-principle and support a nuclease-independent approach to editing of relevant cell types in the eye after sub-retinal injection, and are the subject of a planned presentation at an upcoming scientific meeting.

The foregoing is only a summary of the material terms of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Collaboration and License Agreement, dated November 6, 2017, by and between the Company and Novartis, which was filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission (the “Commission”) on March 23, 2018, (ii) the Amendment to Collaboration and License Agreement, dated December 17, 2018, between the Company and Novartis, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on August 10, 2020, and (iii) the Second Amendment to Collaboration and License Agreement, dated October 30, 2020, between the Company and Novartis, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on November 9, 2020.

Forward-Looking Statements Disclaimer

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our beliefs about preclinical data, plans and timing for the release of additional data from, and our intention to advance, the ophthalmology program, and our participation in upcoming presentations and conferences. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the impact of the COVID-19 pandemic on our business and operations, including our preclinical studies and clinical trials, and on general economic conditions; our need for additional funding, which may not be available; failure to identify additional product candidates and develop or commercialize marketable products; the early stage of our development efforts; and inability to maintain our collaborations, or the failure of these collaborations. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 and in our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMOLOGY MEDICINES, INC.

Date: March 1, 2021	By:	/s/ W. Bradford Smith
W. Bradford Smith
Chief Financial Officer and Treasurer